UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Section 240.14a-12.
COMPUTER HORIZONS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.
	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
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	(2)	Form, Schedule or Registration Statement No.:
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Computer Horizons Corp. (the "Company"), is filing materials contained in this Schedule 14A with the Securities and Exchange Commission ("SEC") in connection with the solicitation of proxies to oppose a proposal put forward by the Computer Horizons Full Value Committee to remove and replace the existing Board of Directors of the Company at a special meeting of shareholders scheduled to be held on October 11, 2005.

        Item 1: On September 12, 2005, the following press release was issued by the Company.

FOR IMMEDIATE RELEASE

COMPUTER HORIZONS ANNOUNCES RESCHEDULING OF SPECIAL MEETING OF SHAREHOLDERS TO OCTOBER 11, 2005

Postponement Allows SEC to Complete Review of Proxy Materials and Enables Shareholders to Make Informed Decision

        Mountain Lakes, NJ, September 12, 2005—Computer Horizons Corp. (CHC) (NASDAQ:CHRZ) today announced that the special meeting of shareholders originally scheduled for September 22, 2005 has been rescheduled to October 11, 2005. The meeting has been postponed to provide CHC shareholders enough time to review proxy materials from the Company and from the Computer Horizons Full Value Committee (the "Committee") after the SEC has completed its review of those materials. Without SEC-cleared proxy materials and with the original meeting date less than two weeks away, the Company and the Committee agreed to the October 11, 2005 rescheduled date.

        The record date for the meeting remains September 12, 2005.

About Computer Horizons Corp.

        Computer Horizons Corp. ("CHC') (NASDAQ: CHRZ) provides professional information technology (IT) services to a broad array of vertical markets, such as financial services, healthcare, pharmaceutical, telecom, consumer packaged goods, as well as the federal government, through its wholly-owned subsidiary, RGII Technologies, Inc.

        CHC's wholly-owned subsidiary, Chimes, uses its proprietary technology to enable its Global 2000 customer base to align and integrate business planning with human resource management across an enterprise's business functions. For more information on Computer Horizons, visit www.computerhorizons.com.

        CERTAIN INFORMATION CONCERNING PARTICIPANTS

        CHC, together with the other Participants (as defined below), has made a preliminary filing with the SEC of a proxy statement and accompanying proxy card to be used to solicit votes against a proposal to remove and replace CHC's existing Board of Directors at a special meeting of shareholders scheduled to be held on OCTOBER 11, 2005 (the "Special Meeting").

        CHC STRONGLY ADVISES ALL CHC SHAREHOLDERS TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS RELATING TO THE SPECIAL MEETING AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY MATERIALS, WITHOUT CHARGE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR, MORROW & CO., INC. AT ITS TOLL-FREE NUMBER: (800) 607-0088 OR BY E-MAIL AT: CHC.INFO@MORROWCO.COM. BANKS AND BROKERS SHOULD CALL (800) 654-2468.

        THE PARTICIPANTS IN THE PROXY SOLICITATION ARE EARL L. MASON, WILLIAM J. MURPHY, WILLIAM M. DUNCAN, ERIC P. EDELSTEIN, WILLIAM M. MARINO, L. WHITE MATTHEWS, III, EDWARD OBUCHOWSKI, MICHAEL J. SHEA, DAVID REINGOLD, MICHAEL C. CAULFIELD AND LAUREN A. FELICE (THE "PARTICIPANTS"). INFORMATION REGARDING THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IS AVAILABLE IN CHC'S PRELIMINARY SCHEDULE 14A FILED WITH THE SEC ON AUGUST 24, 2005, AS SUBSEQUENTLY AMENDED ON SEPTEMBER 9, 2005.

        This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate,""plan," "potential," "continue" or similar expressions. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements included in this communication are based on information available to Computer Horizons and Analysts on the date hereof. Computer Horizons and Analysts undertake no obligation (and expressly disclaim any such obligation) to update forward-looking statements made in this communication to reflect events or circumstances after the date of this communication or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

Corporate Contacts:	David Reingold/Lauren Felice Computer Horizons Corp. (973) 299-4105/4061 dreingol@computerhorizons.com/ lfelice@computerhorizons.com	Media:	Steve Silva/Eric Brielmann Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449 ssilva@joelefrank.com/ ebrielmann@joelefrank.com

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